Quarterly Stakeholder Letter THIRD QUARTER | FISCAL YEAR 2025

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 1 DECEMBER 9, 2024 Dear Phreesia stakeholders, The Phreesia team had a successful fiscal third quarter across numerous fronts, which we have highlighted throughout this letter. I would like to acknowledge the historically destructive hurricanes that impacted the southeastern United States during the quarter. Many Phreesia employees, clients, colleagues and their respective friends and families endured significant challenges. I am proud of our team's preparation and response to these crises. Ahead of the storms, we facilitated mass patient communications on behalf of healthcare organizations in the impacted regions. Appointment Accelerator has also been a vital tool for those needing to reschedule countless appointments in the wake of the damage. We remain committed to supporting our clients, especially when they need it most, and I am grateful to our team for rallying behind them over the past few months. We are excited about the future here at Phreesia. Our network continues to grow, adoption of our current offerings is increasing, and we are beginning to see the promise of new solutions we are investing in. Our product team continues to scale the reach of our existing investments by expanding product functionalities into new integrations, increasing value for our existing clients and creating a more competitive offering for prospects. We were recently named as one of “The Top 100 Software Companies of 2024” by The Software Report for the third consecutive year. As an innovator in the SaaS space for nearly two decades, it is always an honor to be recognized for our work. I would like to thank my teammates for their commitment to our mission, vision and values. We hope everyone has a happy and healthy holiday season. Chaim Indig Chief Executive Officer and Co-Founder

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 2 Fiscal Year 2025 Third Quarter Highlights¹ Revenue Total revenue was up 17% year-over-year to $106.8 million in the third fiscal quarter. Year-over-year growth was led by Network solutions at 27%, followed by Subscription and related services at 16%. Payment processing fees revenue was up 6% year-over-year. The wind-down of our clearinghouse client relationship that we communicated in our stakeholder letter for the first quarter of fiscal 2025 negatively impacted year-over-year payment processing fees revenue growth and total revenue growth by 7% and 1%, respectively. 1 Revenue may not add up due to rounding. 2 Fiscal year ended January 31; FY2022 includes only Q4’22. FY2025 includes only Q1’25, Q2’25 and Q3’25. Subscription and related services Payment processing fees Network solutions Quarterly Revenue1 (Q4 FY2022 - Q3 FY20252) 1 Fiscal quarter ended October 31, 2024 is unaudited.

Average Healthcare Services Clients

In the third quarter of fiscal 2025, we supported 4,237 Average Healthcare Services Clients (AHSCs)[2], an increase of 68 AHSCs (or 2%) over the second quarter of fiscal 2025.

AHSCs
(Q4 FY2022 - Q3 FY2025[1])


2,311
2,526
2,776
2,982
3,140
3,309
3,445
3,688
3,962
4,065
4,169
4,237
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
FY 2022
FY 2023
FY 2024
FY 2025

[1] Fiscal year ended January 31; FY2022 includes only Q4'22. FY2025 includes only Q1'25, Q2'25 and Q3'25.

Total Revenue and Healthcare Services Revenue Per AHSC

In the third quarter of fiscal 2025, Total revenue per AHSC[3] was $25,207, up 1% year-over-year and up 3% over the previous quarter. Healthcare services revenue[4] per AHSC[5] for the quarter was $17,481, down 2% year-over-year and down 1% over the previous quarter. The increase in Total revenue per AHSC was primarily driven by Network solutions, which outpaced AHSC growth. The decreases in

[2] We define AHSCs as the average number of clients that generate Subscription and related services or Payment processing revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single healthcare services client.

[3] We define Total revenue per AHSC as Total revenue in a given period divided by AHSCs during that same period.

[4] We define healthcare services revenue as the sum of Subscription and related services revenue and Payment processing fees revenue.

[5] We define healthcare services revenue per AHSC as healthcare services revenue in a given period divided by AHSCs during that same period.

Phreesia
QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 3

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 4 Healthcare services revenue per AHSC were primarily driven by the wind-down of the clearinghouse client relationship. That wind- down reduced year-over-year Total revenue growth by 1%. Total revenue per AHSC (excluding clearinghouse revenue) for the third quarter of fiscal 2025 was up 3% compared to Total revenue per AHSC (excluding clearinghouse revenue) for the third quarter of fiscal 2024. Subscription and related services and Network solutions revenue growth are driven by two factors: 1) the growth of our network of healthcare services clients; and 2) our ability to drive more value for our existing clients across the solutions within each of our revenue categories. By contrast, our Payment processing fees revenue is almost entirely driven by the growth of our provider network, which our AHSC metric closely mirrors. Existing clients who utilize our payment-facilitator model have only nominal additional payments to process on our network after we have transitioned them to our payment- facilitator model. Our Network solutions revenue also benefits from the size of our provider network. We believe that having multiple methods of monetizing our network is a key factor behind our historical revenue growth. We estimate that our total addressable market (TAM) of approximately $10 billion6 and our target client universe in the ambulatory and hospital markets of approximately 50,000 addressable healthcare services clients7 implies a total annual revenue opportunity of approximately $200,000 per addressable healthcare services client8, or approximately double our annualized fiscal third quarter Total revenue per AHSC. 6 Management’s estimate of a $10 billion total addressable market is derived from: (1) the potential $6.3 billion of Subscription and related services revenue, generated from the approximately 1.4 million U.S.-based healthcare services organizations that take medical appointments in ambulatory care settings and healthcare service providers who work in hospital settings; (2) the estimated potential $2.3 billion of consumer-related transactions and payment processing fees, which are based on a percentage of payments that we process through our platform and address approximately $95.0 billion of annual out-of-pocket patient spend in ambulatory healthcare related professional services; and (3) an estimated potential $1.9 billion in Network solutions revenue, based on projections of direct- to-consumer point-of-care marketing spend and other digital, direct-to-consumer life sciences marketing spend. 7 IQIVIA, Definitive Healthcare and company estimates as of April 2021. 8 Management’s estimated total annual revenue opportunity per addressable healthcare services client of approximately $200,000 is derived from an estimated potential: (1) ~$126,000 in annual Subscription and related services revenue per addressable healthcare services client; (2) ~$46,000 in annual Payment processing fees revenue per addressable healthcare services client; and (3) ~$38,000 in annual Network solutions revenue per addressable healthcare services client.

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 5 Growth Drivers The two main drivers of our revenue growth are our network growth, represented as the increase in our number of AHSCs, and our ability to generate revenue across our network, represented as growth in Total revenue per AHSC. Over Phreesia’s history, these two drivers have contributed to our revenue growth at varying levels. We understand that being able to model future growth is a critical factor in any investment, and based on input we have received, we would like to provide a longer-term framework for our growth outlook that is consistent with how we run the business. We expect to reach approximately 4,200 AHSCs by the end of fiscal year 2025 (compared to 3,601 for fiscal year 2024). For the full year of fiscal 2026, we expect to reach a total of approximately 4,500 AHSCs. We note that growth will vary quarter-to-quarter based on various factors, but we currently expect our go-to-market motion to enable us to reach these AHSC ranges for fiscal years 2025 and 2026. As we have previously mentioned, we expect Total revenue per AHSC to increase in fiscal 2025 compared to the $98,944 we achieved in fiscal 2024. Additionally, we expect Total revenue per AHSC in fiscal 2026 to increase compared to fiscal 2025. Total Revenue1 Per AHSC2 (Q4 FY2022 - Q3 FY20253) Subscription and related services Network solutions Payment processing fees 1 Revenue may not add up due to rounding. 2 Calculated by revenue stream for each period presented as revenue for that period divided by AHSCs during the same period. 3 Fiscal year ended January 31; FY2022 includes only Q4’22. FY2025 includes only Q1’25, Q2’25 and Q3’25.

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 6 Subscription and Related Services Subscription and related services revenue for the third quarter of fiscal 2025 grew 16% compared to the third quarter of the prior fiscal year. Subscription and related services revenue per AHSC was $11,650 in the fiscal third quarter, up 1% on a year-over-year basis and flat on a sequential basis. We expect this figure to increase over the long-term as we deepen our relationships with our clients through continued improvements in our solutions and the addition of new products. Payment Processing Our Payment processing fees revenue grew 6% over the prior year’s fiscal third quarter, driven by a 12% increase in patient payment volume. Payment processing fees revenue generally grows in line with our network growth. As discussed in the Total revenue per AHSC section of this letter, the wind- down of our clearinghouse client relationship in the fiscal first quarter decreased year-over-year revenue growth in the fiscal third quarter by 1%. The revenue associated with the clearinghouse client was part of our Payment processing fees revenue, and the wind-down decreased year-over-year Payment processing fees revenue growth by 7%. Our Payment processing expense as a percentage of Payment processing fees revenue was 68% in the third quarter of fiscal 2025, compared to 66% in both the third quarter of fiscal 2024 and the second quarter of fiscal 2025. Our fiscal third quarter take rate percentage9 was 2.82%, down from 2.86% on a sequential basis and down year-over-year from 2.93% in the third quarter of fiscal 2024. Our payment facilitator volume percentage has remained relatively consistent over time, coming in at 81% in the third quarter of fiscal 2025, flat on a sequential basis and down 1% year-over-year. We remain focused on an integrated payments go-to-market strategy through which we have flexible pricing to our healthcare services clients that enables us to optimize for overall network and profit growth. 9 We define take rate percentage as payment processing fees divided by the result of multiplying patient payment volume and payment facilitator volume percentage.

Patient Payment Statistics

(Q4 FY2022 - Q3 FY2025[1])



Take Rate Percentage[2]
Patient Payment Volume (in millions)[3]
Payment Facilitator Volume Percentage[4]
$689
$837
$811
$815
$821
$1,016
$989
$965
$977
$1,166
$1,093
$1,081
79%
80%
80%
81%
81%
82%
82%
82%
82%
81%
81%
81%
2.96%
2.89%
3.01%
2.97%
2.97%
2.91%
2.91%
2.93%
2.93%
2.87%
2.86%
2.82%
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
FY 2022
FY 2023
FY 2024
FY 2025

1 Fiscal year ended January 31; FY2022 includes only Q4'22. FY2025 includes only Q1'25, Q2'25 and Q3'25.

2 We define take rate percentage as payment processing fees divided by the result of multiplying patient payment volume and payment facilitator volume percentage.

3 We believe that patient payment volume is an indicator of both the underlying health of our healthcare services clients' businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our healthcare services clients and their patients who utilize our solutions, including via credit and debit cards that we process as a payment facilitator, as well as through cash and check payments, and credit and debit transactions for which Phreesia acts as a gateway to other payment processors.

4 Payment facilitator volume percentage is defined as the volume of credit and debit card patient payment volume that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our Payment processing fees revenue.

Network Solutions

Our Network solutions revenue includes fees for direct communications through our solutions that are designed to educate, engage and activate patients on topics critical to their health. Third quarter fiscal 2025 Network solutions revenue increased 27% compared to the third quarter of fiscal 2024. Healthcare services clients that enable us to generate Network solutions revenue enhance our financial profile. Our team continues to execute well in a competitive market, and we believe that our network and product offerings help differentiate us. Revenue we generate from our life sciences clients for the delivery of messages at a contracted price per message to patients from whom we receive permission is recorded in our Network solutions revenue line.

Phreesia QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 7

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 8 Life Sciences Network Advertising Initiative Membership As part of our ongoing commitment to consumer data privacy, Phreesia has joined the Network Advertising Initiative (NAI), a nonprofit organization and the leading self-regulatory association dedicated to responsible data collection and use for digital advertising. As a member, we will work with the NAI to promote consumer-centric privacy practices in healthcare and take a leadership role in shaping the national conversation around data privacy. As part of our membership, Phreesia will also work with the NAI to advocate for national policies and guidance that allow for the beneficial use of healthcare data while preserving consumer privacy. CDC Grant for Urinary Incontinence Outreach In partnership with the National Association for Continence, Health Equity Outcomes and Dr. Christina Escobar, MD at New York University, Phreesia has been awarded a grant from the Centers for Disease Control and Prevention (CDC) focused on “Expanding Capacity for Chronic Disease Education and Awareness.” The three-year grant aims to support education, outreach and public awareness of urinary incontinence, a chronic disease that is not currently funded by the CDC. Through this partnership and grant, Phreesia will help drive public awareness and educate healthcare professionals by disseminating important information related to urinary incontinence. As national interest on improving women’s health increases, including Congressional attention toward menopause care, the goal of this program is to provide better knowledge and support for women challenged with urinary incontinence. MediFind Moments As mentioned in our fiscal first quarter letter, initial campaigns on MediFind garnered successful results and demonstrated the potential this platform offers in reaching wide audiences with information that can help drive better health outcomes for patients and their providers. The MediFind platform uses advanced analytics to help patients—especially those with serious, chronic and rare diseases— find better care faster. Since the first fiscal quarter, a number of manufacturing client campaigns have gone live on MediFind, beginning to contribute to revenue in fiscal 2025 and furthering our ability to reach patients when they are already focused on their healthcare. Product Update Platform Infrastructure We continue to invest in technical and administrative improvements to bolster the security, reliability and scalability of our platform. Key initiatives include a new cardholder data environment to meet Payment Card Industry Data Security Standard 4.0 requirements, enhanced identity and access management, additional code-scanning capabilities, new hardware for our disaster recovery planning, and data stewardship and retention.

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 9 Pharmacy and Medication Adherence Much like how patients visit a pharmacy for seasonal vaccines instead of a doctor’s office, pharmacies serve as a second point of care and play a critical role in driving medication adherence. To assist them in that role, we are beginning to leverage our core integration capabilities on a new product for patient pharmacy preferences. Integrating directly into healthcare provider record systems, our pharmacy product allows patients to choose their preferred pharmacy ahead of an appointment and make changes to previous pharmacy selections based on their needs at that moment—whether that’s the convenience of choosing a brick-and-mortar location next to their provider or saving time by opting for an online delivery model. This new product builds on our organization’s ongoing efforts to support medication adherence. Our Chief Clinical Officer, Hilary Hatch, PhD, recently published a perspective piece in Medical Economics on how to make it easier for patients to fill prescriptions without creating more work for providers. In the op-ed, Hatch discusses how technology can support overburdened providers in helping patients fill prescriptions, ultimately leading to better health outcomes. As shared in previous letters, our Post-Script Engagement product also helps bridge the critical gap between prescriptions written and filled, delivering important patient reminders to assist with medication adherence. Post-Script Engagement is now contributing to our fiscal 2025 growth, less than a year into launching the inaugural campaigns on it. PAM Included in CMS 2025 Physician Fee Schedule Final Rule On November 1, 2024, as part of its calendar year (CY) 2025 Physician Fee Schedule final rule, the Centers for Medicare and Medicaid Services (CMS) added the Patient Activation Measure® (PAM) performance measure—Gains in Patient Activation Measure Scores at 12 Months measure— in additional Merit-based Incentive Payment System (MIPS) specialty sets including Clinical Social Work, Geriatrics and Infectious Disease, as well as additional MIPS Value Pathways, including Complete Ophthalmologic Care, Dermatological Care, Gastroenterology Care, Optimal Care for Patients with Urologic Conditions and Pulmonology Care in 2025. PAM is a validated survey that measures patients’ knowledge, skills and confidence to self-manage their care. Used by hundreds of healthcare organizations across the country and in more than 800 peer-reviewed studies, PAM is predictive of patients’ future health risks, including hospitalizations, readmissions and emergency-department utilization. This is an exciting milestone for Phreesia, expanding on CMS’ 2024 Physician Fee Schedule final rule that included the PAM-PM in MIPS for the CY 2024 performance period/2026 payment year and future years, as well as in 18 specialty measure sets and five MIPS Value Pathways. We can close the last mile— or five, in rural settings— between patients and the life-saving medications they need, and it doesn’t require a solution that makes more work for the provider. In fact, if a patient is taking their medications as prescribed, it could potentially make follow-up appointments more efficient and improve patient and provider satisfaction.” – Hilary Hatch, PhD, Chief Clinical Officer “

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 10 CMS Releases First Evaluation of the Kidney Care Choices Model Since 2019, Phreesia has partnered with the Center for Medicare and Medicaid Innovation to support the Kidney Care Choices Model, which aims to improve care and quality of life for nearly 200,000 Medicare beneficiaries with chronic kidney disease (CKD). The model is designed to delay the onset of dialysis and improve dialysis starts, increase home dialysis and incentivize kidney transplantation. The PAM performance measure, which assesses gains in patients’ knowledge, skills and confidence in managing their own healthcare, is one of the first patient-reported outcome performance measures (PRO-PMs) used in a CMS alternative payment model. On September 18, 2024, CMS released the first annual evaluation of the KCC model from 2022, the first year of the program, which found: • Clinically meaningful increases in PAM scores—an average of 8.8 points—across patient populations, with the highest increase—12.8 points—among transplant patients. In previous studies, changes of this magnitude have been associated with an 8% reduction in healthcare costs. • PAM score increases in the KCC program, in which organizations were incentivized, were double the average 4- to 5-point increase in prior studies of interventions with kidney care patients, in which clinicians were not incentivized. • Significant improvements in other targeted outcomes, including a 20% increase in home dialysis, an 8 to 26% increase in peritoneal dialysis, a 16% increase in optimal ESRD starts and an increase of 15% of patients on the transplant waitlist. • 85% of large KCC-participating healthcare organizations successfully implemented interventions to address the needs of less-activated patients. Most of those organizations had not used PAM previously. Survey responses such as “I know what treatments are available for my health problems” made it easier for care teams to understand patients’ needs. • Gains in activation were seen across all patient populations, including those who were older, sicker, economically disadvantaged, or racial or ethnic minorities—a key finding for helping to reduce pervasive disparities in the kidney-care population. Health Affairs Forefront recently published an article on these results and how incentivizing clinicians to engage patients can improve quality and outcomes. " The year one KCC results are impressive. The approach of incentivizing clinicians takes the focus on patient activation even further than we’ve seen before. The findings are similar to what we saw in our own CMMI-funded program, which ran from 2012 to 2015 and resulted in lower costs and improved outcomes. Patient activation is powerful, I’ve used it in my own practice, and I’m confident we’ll see continued improvements in outcomes— as well as cost reductions—in future years of the KCC Model.” – Alan Glaseroff, MD, Co-Founder and former Co-Director, Stanford Coordinated Care, at the Stanford School of Medicine

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 11 After-Hours Service Following the May 2024 cyber incident affecting ConnectOnCall, we continue to restore the service’s functionality. At this time, the incident has not had a material impact on our overall business operations, and we do not expect it will have a material impact. Cash Flow In the third quarter of fiscal 2025, we maintained positive Net cash provided by operating activities of $5.8 million, an improvement of $12.1 million year-over-year, as compared to Net cash used in operating activities of $6.3 million in the third quarter of fiscal 2024. The year-over-year improvement in Free cash flow and operating cash flow is expected to fluctuate, driven by the timing of invoicing and payments. These variations are reflected in changes in working capital, alongside the timing of capital expenditures. These improvements reflect strong revenue performance over the period as well as disciplined expense and cash collections management. We also maintained positive Free cash flow for the second quarter as a public company, and we are looking forward to Free cash flow growth becoming an important component of our financial profile. The following chart summarizes how our Access to care Registration Revenue cycle Network Provider directory for patients seeking care Integrated patient scheduling Automated appointment rescheduling Appointment reminders Patient text messaging After-hours care Smart answering solution Mobile and in-office intake modalities Registration for virtual visits Specialty-specific workflows Consent management Self-service patient-reported outcomes and screenings Point-of-service payments Insurance verification Payment plans Online payments Card on file and payment assurance Education and engagement before, during and after the visit Patient insights Referral management Doctor finder Innovative software to improve efficiency, cash flow and the patient experience

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 12 revenue growth has driven our growth in Adjusted EBITDA10 and Free cash flow. See the Non- GAAP Financial Measures section of this letter for a reconciliation of Net loss to Adjusted EBITDA10 and a reconciliation of Net cash (used in) provided by operating activities to Free cash flow. Free cash flow & Net cash (used in) provided by operating activities Adjusted EBITDA & Net lossTotal revenue Growth and Operating Leverage ($M) Operating Leverage Our third quarter fiscal 2025 Adjusted EBITDA and Free cash flow reflect continued operating leverage across the company. We expect our Sales and marketing, Research and development and General and administrative expense lines to all show improvement as a percentage of revenue through fiscal 2026. 10 Adjusted EBITDA is a non-GAAP measure. We define Adjusted EBITDA as net income or loss before interest income, net, provision for income taxes, depreciation and amortization, and before stock-based compensation expense and other expense, net. See “Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the closest GAAP measure.

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 13 Cost of Revenue Cost of revenue (excluding depreciation and amortization) increased $2.3 million to $17.9 million for the three months ended October 31, 2024, as compared to $15.5 million for the three months ended October 31, 2023. The increase primarily resulted from a $2.8 million increase in other third-party costs driven by growth in revenue, partially offset by a $0.5 million decrease in labor costs. Stock compensation incurred related to cost of revenue was $1.3 million for the three months ended October 31, 2024, as well as for the three months ended October 31, 2023. Sales & Marketing Sales and marketing expense decreased $6.4 million to $30.1 million for the three months ended October 31, 2024, as compared to $36.5 million for the three months ended October 31, 2023. The decrease primarily resulted from a $3.4 million decrease in labor costs as well as a $3.0 million decrease in other third-party sales and marketing costs. Stock compensation incurred related to sales and marketing expense was $5.4 million and $6.3 million for the three months ended October 31, 2024 and 2023, respectively. Research & Development Research and development expense increased $0.8 million to $29.3 million for the three months ended October 31, 2024, as compared to $28.5 million for the three months ended October 31, 2023. The increase primarily resulted from a $0.8 million increase in software and other third-party costs. Stock compensation incurred related to research and development expense was $3.8 million and $4.6 million for the three months ended October 31, 2024 and 2023, respectively. General & Administrative General and administrative expense decreased $0.6 million to $19.6 million for the three months ended October 31, 2024, as compared to $20.2 million for the three months ended October 31, 2023. The decrease primarily resulted from a decrease in third-party costs associated with prior- year acquisitions, partially offset by an increase in other third-party costs, including a $0.6 million increase in professional services costs. Stock compensation incurred related to general and administrative expense was $6.0 million and $5.8 million for the three months ended October 31, 2024 and 2023, respectively.

Operating Expense Trends


Subscription & Network Solutions[1]
Cost of Revenue % Rev
30% 33% 31% 27% 27% 25% 23% 23% 23% 21% 21% 22%
Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25 Q2 FY25 Q3 FY25
Payment Processing expense[2]
% Rev
61% 63% 64% 65% 65% 66% 67% 66% 67% 68% 66% 68%
Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25 Q2 FY25 Q3 FY25
Sales & Marketing
$ / % of Rev
$37 $40 $38 $37 $36 $37 $37 $37 $36 $32 $30 $30
64% 63% 56% 50% 47% 45% 43% 40% 38% 32% 30% 28%
Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25 Q2 FY25 Q3 FY25
Research & Development
$ / % of Rev
$17 $21 $23 $23 $25 $26 $27 $29 $30 $29 $30 $29
30% 33% 33% 31% 33% 32% 32% 31% 31% 29% 29% 27%
Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25 Q2 FY25 Q3 FY25
General & Administrative
$ / % Rev
$22 $21 $20 $20 $20 $20 $21 $20 $19 $19 $19 $20
37% 33% 30% 27% 26% 24% 24% 22% 20% 19% 19% 18%
Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25 Q2 FY25 Q3 FY25

[1] Subscription & Network Solutions Cost of Revenue as a % of Revenue equals cost of revenue (excluding depreciation and amortization), divided by the sum of Subscription and related services revenues and Network solutions revenues.

[2] Payment processing expense as a % of Revenue equals payment processing expense divided by Payment processing fees revenues.

Phreesia QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 14

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 15 Balance Sheet and Liquidity As of October 31, 2024 and January 31, 2024, we had cash and cash equivalents of $81.7 million and $87.5 million, respectively. Cash and cash equivalents consist of money market funds and cash on deposit at various financial institutions. We believe that our current cash and cash equivalents balance, along with cash generated in the normal course of business, give us sufficient flexibility to reach our outlook for fiscal 2025 and to plan for continued profitable11 growth in fiscal 2026. Fiscal Year 2025 Outlook We are narrowing our revenue outlook for fiscal 2025 to a range of $418 million to $420 million from a previous range of $416 million to $426 million, implying year-over-year growth of 17% to 18%. We are updating our Adjusted EBITDA outlook12 for fiscal 2025 to a range of $34 million to $36 million from a previous range of $26 million to $31 million. Our outlook reflects our strong performance in the fiscal third quarter and our continued focus on margin improvement. We are maintaining our expectation for AHSCs to reach approximately 4,200 for fiscal 2025, compared to 3,601 in fiscal 2024. We are maintaining our expectation for Total revenue per AHSC to increase in fiscal 2025 compared to the $98,944 we achieved in fiscal 2024. Fiscal Year 2026 Outlook We are introducing our revenue outlook for fiscal 2026. We expect revenue to be in the range of $472 million to $482 million. The revenue range provided for fiscal 2026 assumes no additional revenue from potential future acquisitions completed between now and January 31, 2026. We are introducing our Adjusted EBITDA outlook12 for fiscal 2026. We expect Adjusted EBITDA to be in the range of $78 million to $88 million. The Adjusted EBITDA range provided for fiscal 10 We define “profitable” and “profitability,” discussed herein, in terms of Adjusted EBITDA, a non-GAAP financial measure. See Non-GAAP Financial Measures for a definition of Adjusted EBITDA and a reconciliation of our Adjusted EBITDA to Net loss, the closest GAAP measure. 11 Adjusted EBITDA is a non-GAAP measure. We define Adjusted EBITDA as net income or loss before interest income, net, provision for income taxes, depreciation and amortization, and before stock-based compensation expense and other expense, net. See “Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the closest GAAP measure. 11 We define “profitable” and “profitability,” discussed herein, in terms of Adjusted EBITDA, a non-GAAP financial measure. See Non-GAAP Financial Measures for a definition of Adjusted EBITDA and a reconciliation of our Adjusted EBITDA to Net loss, the closest GAAP measure. 12 We have not reconciled our Adjusted EBITDA outlook to GAAP Net income (loss) because we do not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other (income) expense, net and (Benefit from) provision for income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss).

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 16 2026 assumes continued improvement in operating leverage across the company through focusing on efficiency. We are maintaining our expectation for AHSCs to reach approximately 4,500 in fiscal 2026. Additionally, we expect Total revenue per AHSC in fiscal 2026 to increase from fiscal 2025. About Phreesia Phreesia is a trusted leader in patient activation, giving providers, life sciences companies and other organizations tools to help patients take a more active role in their care. Founded in 2005, Phreesia enabled approximately 150 million patient visits in 2023—more than 1 in 10 visits across the U.S.—scale that we believe allows us to make meaningful impact. Offering patient-driven digital solutions for intake, outreach, education and more, Phreesia enhances the patient experience, drives efficiency and improves healthcare outcomes. Media contact: Nicole Gist nicole.gist@phreesia.com Investor contact: Balaji Gandhi investors@phreesia.com Non-GAAP Financial Measures This stakeholder letter and statements made during the webcast referenced below may include certain non-GAAP financial measures as defined by SEC rules. Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We define Adjusted EBITDA as net income or loss before interest income, net, provision for income taxes, depreciation and amortization, and before stock-based compensation expense and other expense, net. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have also presented Adjusted EBITDA in the press release accompanying this letter and in our Quarterly Report on Form 10-Q to be filed after this letter because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 17 We have not reconciled our Adjusted EBITDA outlook to GAAP Net income (loss) because we do not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other (income) expense, net and (Benefit from) provision for income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). Our use of Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows: • Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; • Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; (3) tax payments that may represent a reduction in cash available to us; or (4) interest expense (income), net; and • Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP- based financial performance measures, including various cash flow metrics, net loss and our GAAP financial results. The following table presents a reconciliation of Adjusted EBITDA to net loss for the periods indicated: ($ in thousands, unaudited) Three months ended October 31, 2022 2023 2024 Net loss $(40,167) $(31,941) $(14,403) Interest income, net (61) (523) (26) Provision for income taxes 206 372 442 Depreciation and amortization 6,682 7,463 7,087 Stock-based compensation expense 14,782 17,963 16,525 Other expense, net 211 47 144 Adjusted EBITDA $(18,347) $(6,619) $9,769 We calculate Free cash flow as Net cash provided by (used in) operating activities less capitalized internal-use software development costs and purchases of property and equipment. Additionally, Free cash flow is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. We consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic investments, partnerships and acquisitions, and strengthening our financial position.

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 18 The following table presents a reconciliation of Free cash flow from Net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure, for each of the periods indicated: ($ in thousands, unaudited) Three months ended October 31, 2022 2023 2024 Net cash (used in) provided by operating activities $(20,748) $(6,310) $5,785 Less: Capitalized internal-use software (5,334) (4,069) (3,566) Purchases of property and equipment (1,394) (1,242) (616) Free cash flow $(27,476) $(11,621) $1,603 Total revenue (excluding clearinghouse revenue) is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. During the first quarter of fiscal 2025, we unwound a clearinghouse client relationship. We had initially expected to unwind the relationship by the end of fiscal 2026. Total revenue (excluding clearinghouse revenue) depicts revenue in each period excluding revenue from the clearinghouse relationship. Total revenue (excluding clearinghouse revenue) is not a measurement of our financial performance under GAAP and should not be considered as an alternative to revenue or any other performance measure derived in accordance with GAAP. We have provided below a reconciliation of Total revenue (excluding clearinghouse revenue) to Total revenue, the most directly comparable GAAP financial measure, for the third quarter of fiscal 2024 and the third quarter of fiscal 2025. We believe that Total revenue (excluding clearinghouse revenue) provides useful information to investors and others in understanding and evaluating our operating results and in preparing period-to-period comparisons of our core business. Our use of Total revenue (excluding clearinghouse revenue) has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these limitations, you should consider Total revenue (excluding clearinghouse revenue) along with other GAAP-based financial performance measures, including Total revenue and our GAAP financial results. The following table presents a reconciliation of Total revenue (excluding clearinghouse revenue) to Total revenue for the periods indicated: ($ in thousands, unaudited) Three months ended October 31, 2023 2024 Total revenue $91,619 $106,800 Less: Clearinghouse client relationship revenue (1,400) – Total revenue (excluding clearinghouse revenue) $90,219 $106,800

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 19 Forward-Looking Statements This stakeholder letter includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding: our future financial and operational performance, including our revenue, operating leverage, margins, Adjusted EBITDA, cash flows and profitability11; our outlook for fiscal 2025 and fiscal 2026, including with respect to revenue, Adjusted EBITDA and our expectations on AHSCs, Total revenue per AHSC, and our plans for continued profitable11 growth in fiscal 2025 and fiscal 2026; our ability to continue generating Free cash flow in the remainder of this fiscal year; the impact of the ConnectOnCall cybersecurity incident on our business; our estimated total addressable market (including any components thereof) and our estimated addressable healthcare services clients; our expectations regarding growth in Subscription and related services revenue per AHSC over the long-term; our ability to finance our plans to achieve our fiscal year outlook with our current cash balance along with cash generated in the normal course of business; our business strategy and operating plans; industry trends and predictions; our anticipated growth and operating leverage; the factors that drive our revenue growth; our expectations regarding solutions under development; and our expectations regarding the growth of our network of clients and partners. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward- looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the competitive environment in which we operate; our ability to comply with the covenants in our credit agreement with Capital One; our ability to develop and release new products and services and successful enhancements, features and modifications to our existing products and services; changes in market conditions and receptivity to our products and services; our ability to maintain the security and availability of our platform; the impact of cyberattacks, security incidents or breaches impacting our business; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry and addressable market; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily

QUARTERLY STAKEHOLDER LETTER | THIRD QUARTER 2025 | 20 remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions and partnerships; difficulties in integrating our acquisitions and investments; and other general market, political, economic and business conditions (including from the results of the 2024 U.S. presidential and congressional elections and the warfare and/or political and economic instability in Ukraine, the Middle East or elsewhere). The forward-looking statements contained in this letter are also subject to other risks and uncertainties, including those listed or described in our filings with the Securities and Exchange Commission (the "SEC"), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2024 that will be filed with the SEC after this letter. The forward-looking statements in this letter speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this letter to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, except as required by law. This letter also includes statistical data, estimates and forecasts that are based on industry publications or other publicly available information, as well as other information based on our internal sources. This information may be based on many assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified the accuracy or completeness of the information contained in these industry publications and other publicly available information. Conference Call Information We will hold a conference call on December 9, 2024 at 5:00 PM ET to review our 2025 fiscal third quarter financial results. To participate in our live conference call and webcast, please dial (800) 715-9871 (or (646) 307-1963 for international participants) using conference code number 7404611 or visit the “Events & Presentations” section of our Investor Relations website at ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.